EXHIBIT 10.602

Amendment No.2 to Licensing Agreement with World Channel, Inc.

Amendment No.2

to

Licensing Agreement

This Amendment No.2 to the Licensing Agreement that was signed between the parties on December 27, 2000, is executed on March 28, 2001,

Between American Champion Media, Inc. (The Licensor)

22320 Foothill Blvd., Suite 260

Hayward, CA 94541

And World Channel Inc. (The Licensee)

131 So. Maple Ave., Suite 6

So. San Francisco, CA 94080

WHEREBY IT IS MUTUALLY AGREED as follows:

Under Clause 2.:

That the grant of license and rights by the Licensor to the Licensee according to the Licensing Agreement shall not include projects in the form of motion pictures and the resulting video products of such motion pictures.

License Period: shall be deleted and be replaced with following -

Five (5) years commencing on date of delivery of materials. Licensee has the option to renew the Licensing Agreement for another five (5) year term at the same terms and conditions as specified in the Licensing Agreement.

All other clauses and terms shall remain unchanged.

IN WITNESS WHEREOF the parties hereto have duly executed this Amendment No. 2 to the Agreement as of the day and year first above written by affixing their signatures of their proper signing officers duly authorized on that behalf.

For and on behalf of American Champion Media, Inc.	For and on behalf of World Channel Inc.
By: /s/ Anthony K. Chan Anthony K. Chan Chief Executive Officer	By: /s/ Alan Mok Alan Mok President